UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2013

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of United Online, Inc. (the “Company”) previously approved, subject to stockholder approval at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”), the Amended and Restated United Online, Inc. 2010 Incentive Compensation Plan (the “Amended Plan”).  A total of 29,250,000 shares of the Company’s common stock have been reserved for issuance under the Amended Plan.  The Company’s executive officers and other employees of the Company or any parent or subsidiary of the Company, the Company’s non-employee Board members and board members of any parent or subsidiary of the Company, and independent consultants in the service of the Company or any parent or subsidiary of the Company are eligible to receive awards under the Amended Plan.

The Amended Plan is divided into three separate programs:

(i)     the discretionary grant program under which eligible persons may be granted either options to purchase shares of the Company’s common stock or stock appreciation rights tied to the value of the Company’s common stock;

(ii)    the stock issuance program under which shares of the Company’s common stock may be issued pursuant to restricted stock awards, restricted stock units, performance shares, or other stock-based awards which entitle the recipients to receive fully-vested shares upon the attainment of designated performance goals or the completion of a prescribed service period, and under which eligible individuals may also be issued fully-vested shares as a bonus for services rendered to the Company or any parent or subsidiary thereof; and

(iii)   the incentive bonus program under which eligible persons may be provided with cash-denominated bonus opportunities tied to the attainment of pre-established performance milestones and payable in cash or shares of the Company’s common stock.

The number of shares reserved for issuance under the Amended Plan will be reduced on a one-for-one basis for each share subject to a stock option or stock appreciation right granted on or after January 1, 2013 and by a fixed ratio of three shares for each share that was subject to an award other than a stock option or stock appreciation right granted on or after January 1, 2013.

Unless sooner terminated, the Amended Plan will terminate on June 13, 2023, and no further awards would be made under the Amended Plan after that date.

The foregoing description of the material terms of the Amended Plan does not purport to be a complete description of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending June 30, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  The Annual Meeting was held on June 13, 2013.

(b)  At the Annual Meeting, (1) all of the Company’s nominees for director were elected; (2) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified; (3) the Amended Plan was approved; and (4) the advisory resolution regarding the compensation of the Company’s named executive officers was approved.  The voting results were as follows:

Proposal 1:  Election of Directors

	For	Withheld	Broker Non-Votes
Robert Berglass	56,243,051	10,092,376	15,602,801
Kenneth L. Coleman	55,876,358	10,459,069	15,602,801

Proposal 2:  Ratification of the appointment of PricewaterhouseCoopers LLP

For	Against	Abstain
80,744,354	962,044	231,830

Proposal 3:  Approval of Amended Plan

For	Against	Abstain	Broker Non-Votes
55,911,115	10,124,280	300,032	15,602,801

Proposal 4:  Advisory vote regarding the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
52,690,816	12,674,055	970,556	15,602,801

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	UNITED ONLINE, INC.

/s/ Charles B. Ammann
Charles B. Ammann
Executive Vice President, General Counsel and Secretary